David T.
  Thomson P.C.Certified Public Accountant








                        CONSENT OF INDEPENDENT ACCOUNTANT


I consent to the inclusion in the Form SB-2 Registration Statement, my report, which includes an explanatory paragraph which discusses the Company's ability to continue as a going concern, dated April 17, 2003, and on my audit of the financial statements of Pacific Land and Coffee Corporation from inception (February 14, 2003) to March 31, 2003.

David T. Thomson, P.C.

/s/ David T. Thomson, P.C.

Salt Lake City, Utah
May 23, 2003



























              P.O. Box 571605 - Murray, Utah 84157 - (801) 966-9481